UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On February 17, 2011, we entered into a non-binding letter of intent with United Community Mortgage Corp. (“UCMC”), a New Jersey corporation, in which both parties expressed their intent to enter into a definitive agreement whereby UCMC would be merged into and with our wholly owned operating subsidiary, Prime Source Mortgage, Inc.  In connection with the signing of the letter of intent, we issued a press release, a copy of which is included as an exhibit to this filing.

The parties intend to negotiate the specific exchange rate of the number of shares of PSM Holdings, Inc. to be issued in the merger transaction to the sole shareholder of UCMC as well as an employment agreement for the sole shareholder with our operating subsidiary.  Execution of the definitive agreement is subject to completion of standard due diligence of both parties.  We anticipate singing the definitive agreement with the next 30 days, at which time we will disclose the execution of the agreement under Item 1.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1                                Press Release dated February 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: February 18, 2011	By:	/s/ Jeffrey R. Smith
Jeffrey R. Smith, President